UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

MetroPCS Communications, Inc.
(Name of Registrant as Specified In Its Charter)

P. Schoenfeld Asset Management LP P. Schoenfeld Asset Management GP LLC Peter M. Schoenfeld
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

PSAM TERMINATES PROXY SOLICITATION CAMPAIGN AGAINST METROPCS / T-MOBILE TRANSACTION

NEW YORK, April 16, 2013/PRNewswire/ - P. Schoenfeld Asset Management LP (“PSAM”) today announced that, based on the improved terms offered by Deutsche Telekom and the circumstances that exist at the present time, it has withdrawn its proxy solicitation campaign opposing the proposed combination between MetroPCS Communications, Inc. (“PCS” or the “Company”) and T-Mobile USA, Inc. (“T-Mobile”).

PCS shareholders who previously submitted a signed WHITE proxy card without instructions, or with instructions to vote “AGAINST” each of the PCS Special Meeting Proposals (as defined in the Proxy Statement), should be aware that your shares will be voted “AGAINST” each of these Proposals unless you take the necessary action to revoke your proxy.

If you are a record holder of PCS common stock, you may revoke your proxy by:

1.              Delivering a written revocation to MetroPCS’s Corporate Secretary, at its principal executive office, located at 2250 Lakeside Boulevard, Richardson, Texas 75082 or to Innisfree M&A Incorporated, at 501 Madison Avenue, 20th Floor, New York, NY 10022;

2.              Submitting another valid proxy card with a later date;

3.              Voting by submitting a proxy by telephone or Internet prior to the April 24th Special Meeting; or

4.              Attending the April 24th Special Meeting in person and giving MetroPCS’s Inspector of Elections notice of your intent to vote your shares in person.

If your shares are held in street name, you must contact the record holder of your PCS common stock in order to revoke your proxy or follow the voting instructions provided by the record holder.

Your latest-dated proxy is the only one that counts.  You do not need to contact the PSAM Group in order to revoke any previously granted proxy you may have given by submitting a WHITE proxy card; your submission of your vote via the instructions in the GREEN proxy card provided by MetroPCS is sufficient to revoke your WHITE proxy card.

About PSAM

P. Schoenfeld Asset Management LP (“PSAM”) was founded by Peter M. Schoenfeld and has been providing investment advisory services since 1997.  PSAM invests on behalf of its clients in both equity and credit securities in global event driven opportunities, including: international consolidations, corporate restructurings, spin-offs, divestitures, and stressed and distressed credits.  PSAM is based in New York and is registered with the SEC and has an affiliate located in London which is authorised and regulated by the FSA.

For Investor Inquiries:

Arthur Crozier/Scott Winter

Innisfree M&A Incorporated

(212) 750-5833

For Media Inquiries:

Steve Bruce/Catherine Jones

ASC Advisors

(203) 992-1230

# # #